UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 4, 2021

GLOBAL LEADERS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-251324	00-0000000
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 512, InnoCentre

72 Tat Chee Avenue,

Kowloon Tong, Hong Kong

(Address of principal executive offices)

(852) 8102 3633

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2021, the Board of Directors of Global Leaders Corporation (the “Company”), received notification from Yip Man Chin Rosa (“Ms. Yip”) that effective on June 4, 2021, she would resign from the positions with the Company, including that of Chief Financial Officer, Secretary, Treasurer and Director. Ms. Yip’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 4, 2021, Yip Hoi Hing Peter, Chief Executive Officer, President and Director of the Company, was appointed as the Company’s Chief Financial Officer, Secretary and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2021

Global Leaders Corporation

/s/ Yip Hoi Hing Peter
By:	Yip Hoi Hing Peter
Title:	Chief Executive Officer, Chief Financial Officer, President, Director, Secretary and Treasurer (Principal Executive Officer)

3